Exhibit 99.1

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

Combined Financial Statements

December 31, 2011, December 31, 2010

and June 30, 2012 (unaudited)

Contents	Page

Report of Independent Auditors	2

Financial Statements:

Combined Balance Sheets as of June 30, 2012 (Unaudited) and December 31, 2011 and 2010	3

Combined Statements of Operations and Other Comprehensive Income (Loss) for the Six Months Ended June 30, 2012 (Unaudited) and 2011(Unaudited) and for the Years Ended December 31, 2011 and 2010.	4

Combined Statement of Changes in Shareholders’ Deficiency for the Six Months Ended June 30, 2012 (Unaudited) and for the Years Ended December 31, 2011 and 2010.	5

Combined Statements of Cash Flows for the Six Months Ended June 30, 2012 (Unaudited) and 2011 (Unaudited) and for the Years Ended December 31, 2011 and 2010	6

Notes to Financial Statements	7-26

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of:

•	Logia Content Development and Management Ltd.

•	Volas Entertainment Ltd.

•	Mail Bit-Logia (2008) Ltd.

Subsidiaries acquired from Logia Group Ltd. (“Acquired Companies”).

We have audited the accompanying combined balance sheets of the Acquired Companies as of December 31, 2011 and 2010, and the related combined statements of income (loss), combined changes in shareholders’ deficiency and combined cash flows for the years then ended. These combined financial statements are the responsibility of the management of the Acquired Companies. Our responsibility is to express an opinion on these combined financial statements based on our audit.

The combined financial statements as of December 31, 2011 and 2010 and for the years then ended are presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Companies as of December 31, 2011 and 2010, and the combined results of their income (loss), combined changes in Shareholder’s deficiency and combined cash flows for the years then ended in conformity with generally accepted accounting principles in the United State of America.

Without qualifying our opinion, we draw attention to Notes 1 and 18 to the combined financial statements regarding the undertaking given by Logia Group Ltd to cover the deficit in the combined working capital and net long term bank loans of the Acquired Companies and Mandalay Digital Group Inc to support ongoing activities of the acquired companies.

/s/ Aboulafia Avital & Co.

Aboulafia Avital & Co.

Certified Public Accountants (Isr.)

Date: November 20, 2012

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP, LTD.

COMBINED BALANCE SHEETS

ASSETS
	June 30, 2012	December 31, 2011	December 31, 2010
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$22,571	$—	$15,592
Accounts receivable - trade	799,820	1,223,148	1,494,710
Preaid expenses and other assets	31,725	33,092	175,851
Due from related parties	—	1,382,391	2,456,714

Total current assets	854,116	2,638,631	4,142,867

Restricted cash	197,032	210,471	282,341
Property and equipment, net	53,413	62,822	80,117
Tax advances	90,072	88,743	84,228
Other non-current assets	14,261	17,006	789

TOTAL ASSETS	$1,208,894	$3,017,673	$4,590,342

LIABILITIES AND EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable - trade	$707,465	$1,199,023	$1,280,933
Short-term bank credit	744,947	862,565	1,248,562
Other current liabilities	943,842	1,489,925	965,800
Due to related parties	86,233	617,065	1,360,838

Total current liabilities	2,482,487	4,168,578	4,856,133

Long-term loan	—	270,823	525,796
Liabilities related to employee serverance payments	33,680	80,331	58,310
Loan from Logia Group	—	141,842	147,541
Liabilities related to management fees to founders	—	68,913	148,851
Provision for uncertain tax provisions	360,287	350,785	353,307
Liabilities related to options in Logia Group	—	26,702	19,220

TOTAL LIABILITIES	2,876,454	5,107,974	6,109,158

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common Stock	1,053	1,053	1,053
Additional Paid-in capital	256,977	256,459	255,100
Accumulated other comprehensive loss	94,466	51,677	(82,306)
Accumulated deficit	(2,020,056)	(2,399,490)	(1,692,663)

Total stockhoders’ deficit	(1,667,560)	(2,090,301)	(1,518,816)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$1,208,894	$3,017,673	$4,590,342

The accompanying notes are an integral part of these combined financial statements

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP, LTD.

COMBINED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
	(unaudited)	(unaudited)

Net revenue	$2,976,862	$5,216,124	$8,863,339	$10,397,428
Cost of revenue	2,178,638	5,251,014	8,480,901	9,087,336

Gross profit (loss)	798,224	(34,890)	382,438	1,310,092

Operating expenses
General and administrative	253,623	363,646	843,304	1,254,367

Total operating expenses	253,623	363,646	843,304	1,254,367

Gain (loss) from operations	544,601	(398,536)	(460,866)	55,725

Non-operating income (expense):
Interest income	16,846	3,747	7,319	49,672
Interest expense	(109,335)	(159,836)	(210,877)	(228,166)
Other	(39,337)	(5,187)	(42,403)	(29,477)

Total non-operating income (expense)	(131,826)	(161,276)	(245,961)	(207,971)

Income (loss) before income tax	412,775	(559,812)	(706,827)	(152,246)

Provision for income tax	33,341	—	—	30,568

Net income (loss)	$379,434	$(559,812)	$(706,827)	$(182,814)

Comprehensive income (loss)
Net income (loss)	$379,434	$(559,812)	$(706,827)	$(182,814)
Foreign currency translation gain (loss)	42,789	(72,533)	133,983	(84,277)

Comprehensive income (loss)	$422,223	$(632,345)	$(572,844)	$(267,091)

The accompanying notes are an integral part of these combined financial statements

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP, LTD.

COMBINED STATEMENT OF EQUITY (DEFICIT)

	Oridinary Share Capital	Additional Paid-in capital	Accumulated Other Comprehensive Gain (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
Balance, January 1, 2010	$1,053	$251,552	$1,971	$(1,509,849)	$(1,255,273)

Share-based compensation		3,548	—	—	3,548

Foreign currency translation loss	—	—	(84,277)	—	(84,277)

Net loss	—	—	—	(182,814)	(182,814)

Balance, December 31, 2010	$1,053	$255,100	$(82,306)	$(1,692,663)	$(1,518,816)

Share-based compensation	—	1,359	—	—	1,359

Foreign currency translation gain	—	—	133,983	—	133,983

Net loss	—	—	—	(706,827)	(706,827)

Balance, December 31, 2011	$1,053	$256,459	$51,677	$(2,399,490)	$(2,090,301)

Share-based compensation	—	518	—	—	518

Foreign currency translation gain	—	—	42,789	—	42,789

Net loss	—	—	—	379,434	379,434

Balance, June 30, 2012 (unaudited)	$1,053	$256,977	$94,466	$(2,020,056)	$(1,667,560)

The accompanying notes are an integral part of these combined financial statements

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP, LTD.

COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$379,434	$(559,812)	$(706,827)	$(182,814)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	8,230	6,484	14,923	12,886
Interest on related party balances, net	1,035	31,412	54,091	(51,583)
Interest on liabilities related to management fees to founders	—	8,934	17,396	—
Share based compensation	518	576	1,359	3,548
Changes in assets and liabilities
Accounts receivable-trade	400,292	1,954	163,061	607,427
Other current assets	(4,999)	112,991	134,752	(102,664)
Accounts payable-trade	(469,850)	76,443	13,136	(295,006)
Liabilities related to employee serverance payments	(37,336)	30,769	10,437	(12,544)
Provision for uncertain tax positions	17,598	12,968	24,463	46,943
Liabilities related to options in Logia Group	(26,398)	4,035	9,242	18,559
Other current liabilities	(518,368)	(96,753)	618,243	(116,289)

Net cash provided by (used in) operating activities	(249,844)	(369,999)	354,276	(71,537)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(144)	(3,297)	(3,107)	(75,764)
Payment of tax advances	(3,364)	(7,781)	(11,144)	(8,188)
Changes in restricted cash	8,799	56,173	52,982	57,609

Net cash provided by (used in) investing activities	5,291	45,095	38,731	(26,343)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in short-term credit from banks	(111,751)	13,256	(280,511)	911,844
Repayment of bank loans	(255,301)	(183,521)	(249,018)	(997,489)
Increase in related parties loans, net	702,565	527,884	210,518	36,609
Change in liabilities related to management fees to founders	(68,128)	(45,937)	(88,988)	143,733

Net cash provided by (used in) financing activities	267,385	311,682	(407,999)	94,697

Effect of exchange rate changes on cash and cash equivalents	(261)	361	(600)	1,092

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	22,571	(12,861)	(15,592)	(2,091)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	15,592	15,592	17,683

CASH AND CASH EQUIVALENTS, END OF PERIOD	$22,571	$2,731	$—	$15,592

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$39,079	$64,553	$89,155	$126,092

Income taxes paid	$3,364	$7,781	$11,144	$8,187

The accompanying notes are an integral part of these combined financial statements

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 – Organization and Basis of Presentation

Organization and Line of Business

In August 2012, Mandalay Digital Group, Inc., a Delaware corporation whose shares are publically-traded on the NASDAQ (“Mandalay”), via a wholly owned Israeli subsidiary company, entered into an agreement with Logia Group Ltd. (“Logia Group”) whereby Mandalay would purchase from Logia Group the following assets:

•	All of the share capital in the Acquired Companies (as defined below).

•	The “Logia Deck” software and other assets purchased from another subsidiary company of Logia Group.

The closing date was for September 13, 2012 (“Closing Date”)

These combined financial statements, which include only the financial statements of the following Acquired Companies, have been prepared for the purposes of Mandalay’s reporting requirements to the NASDAQ.

These combined financial statements have been prepared in accordance with section 210.3-05 “Financial statements of businesses acquired or to be acquired” of Regulation S-X of the Securities and Exchange Commission (“SEC”).

The Acquired Companies are the following three wholly-owned subsidiary companies of Logia Group:

•	Logia Content Development and Management Ltd. (“Logia Content”)

•	Volas Entertainment Ltd.

•	Mail Bit-Logia (2008) Ltd.

(Together: The “Acquired Companies”)

In accordance with the agreement to purchase the share capital of the Acquired Companies, Logia Group was obligated from its own sources to:

•	Repay the credit and loans from banking institutions given to the Acquired Companies.

•	Repay balances due from the Acquired Companies to Logia Group and other related parties.

•	Recoup balances due to the Acquired Companies from other related parties.

•	Repay balances due from the Acquired Companies to the founders of Logia Group.

•	Achieve zero working capital balance in the Acquired Companies as of the Closing Date.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Logia Group covered the aforementioned liabilities of the Acquired Companies prior to the closing date.

Regarding the ongoing support given to the Acquired Companies by Mandalay, see note 18.

Details of the Acquired Companies:

Logia Content Development and Management Ltd. (“Logia Content”)

Logia Content was incorporated in Israel on May 5, 2004 and started operating in June 2004. Logia Content operates from its offices in Herzliya, Israel. Logia Content specializes in managing value added services to mobile network operators, and in establishing and managing internet sites.

On March 23, 2005, Logia Content reached a framework agreement (“framework agreement”), renewable on an annual basis, with Cellcom Israel Ltd. (“Cellcom”). According to the framework agreement, Logia Content will exclusively provide Cellcom with content and advertising services, as well as content purchasing on behalf of Cellcom, in consideration for monthly management fees, bonuses and reimbursement of salaries and other related expenses, all as set forth in the framework agreement.

During August 2012, Logia Content and Cellcom signed an amendment to the framework agreement retroactive to February 1, 2012, whereby Logia Content continues to provide content and advertising services to Cellcom, but ceases to purchase content on behalf of Cellcom, as specified in the amendment. For services provided, Logia Content is entitled solely to a percentage of Cellcom’s revenues from such services, with no reimbursement of expenses.

The current agreement is in effect until December 31, 2012, and is renewable on an annual basis.

Volas Entertainment Ltd. (“Volas”)

Volas was incorporated in Israel on October 15, 2006 and started operating on the same day. Volas operates from its’ offices in Herzliya, Israel. Volas specializes in managing value added services to mobile network operators, and in establishing and managing internet sites.

In December 2006, Volas signed an agreement with Lancio Entertainment S.r.l (“Lancio”), an Italian corporation, for provision of maintenance, support and management of content services to Italian portals connected with Lancio, in consideration for a percentage of revenues of the portals pertaining to the services provided by Volas. The agreement is for a period for two years, renewable automatically unless one of the parties expressly requests termination of the agreement.

Similarly, Volas provides development services to Amdocs, an Israeli corporation, according to Amdocs’ requirements, as and when required.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Mail Bit-Logia (2008) Ltd. (“Mail Bit”)

Mail Bit was incorporated in Israel on March 1, 2009 and started operating on the same day. Mail Bit operates from its’ offices in Herzliya, Israel. Mail Bit engages in the marketing and distribution of content services in various countries in the Far East and Mexico.

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP”) and have been consistently applied. The Acquired Companies functional currency is the New Israel Shekel (“NIS”); however the accompanying financial statements have been translated and presented in United States dollars (“US$”). The fiscal year end is December 31.

Basis of Combination

These combined financial statements combine the individual financial statements of each of the three Acquired Companies. All significant intra-company balances and transactions have been eliminated in the combined financial statements.

Unaudited Interim Financial Information

The accompanying unaudited interim balance sheet as of June 30, 2012, and the unaudited interim statements of operations and other comprehensive income (loss), owner’s equity, and cash flows for the six months ended June 30, 2012 have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Acquired Companies’ financial position at June 30, 2012, and its results of operations and cash flows for the six months ended June 30, 2012. The financial data and other information disclosed in the notes to the financial statements related to the six months ended June 30, 2012 are unaudited. The operating results for the six months ended June 30, 2012 are not necessarily indicative of the operating results to be expected for the fiscal year ending December 31, 2012, or for any other interim period or for any other future year.

Note 2 – Summary of Significant Accounting Policies

Foreign Currency Translation and Comprehensive Income

Logia Content’s revenues are generated mainly in New Israeli Shekels (NIS). Volas’ revenues are generated mainly in Euro. Mail Bit's revenues are generated mainly in U.S. Dollars.

The costs incurred by each of the Acquired Companies are primarily in NIS. Management of each of the Acquired Companies believes that the NIS is the primary currency of the economic environment in which each of the Acquired Companies operates. Thus, the functional currency is the NIS.

Transactions and balances of the Acquired Companies which are denominated in other currencies have been remeasured into NIS in accordance with principles set forth in ASC 830, “Foreign Currency Matters”. All exchange gains and losses from the remeasurement mentioned above are reflected in the combined statement of income as financial expenses or income, as appropriate.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

The reporting currency of the Companies is the United States dollar. The Acquired Companies use the New Israeli Shekel as its functional currency. Assets and liabilities are translated using the exchange rates prevailing at the balance sheet dates and items related to the Statements of Operations are translated using the average exchange rate for the period. Equity accounts are translated at their historical rates. Cash flows are also translated at the average exchange rates for the period. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the Balance Sheets. Translation adjustments resulting from this process are included in foreign currency translation gain (loss) in the statement of changes in owner’s equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The following table details the exchange rates used for the respective periods:

	June 30, 2012	December 31, 2011	December 31, 2010
	(unaudited)
Period end NIS:
US$ exchange rate	$3.908	$3.820	$3.538
Average period NIS:
US$ exchange rate	$3.864	$3.679	$3.664

Use of Estimates

The preparation of financial statements in conformity with US GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the management and on various other assumptions that the management believes to be reasonable under the circumstances. Specifically, the Acquired Companies’ management has estimated amount of uncollectible accounts and the useful lives of property and equipment. The Acquired Companies’ actual results could differ materially from the estimates upon which the carrying values were based.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and all highly-liquid investments with original maturities of less than 90 days.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Trade Accounts Receivable

Logia Content is involved in a factoring arrangement for the vast majority of its’ accounts receivable. The agreement involves the transfer of Logia Content’s accounts receivable from Cellcom to a bank or finance company. Accounts receivable thus transferred are derecognized from the balance sheet when substantially all the risks and rewards of ownership of the accounts receivable have been irrevocably transferred to the bank or finance company.

The accounts receivable balance of Logia Content at the balance sheet date is presented net of the advances received by Logia Content is respect of the factoring arrangement.

At each balance sheet date, management of each of the Acquired Companies assesses the requirement for an allowance for doubtful trade accounts receivable. The allowance is calculated on the basis of specific identification of balances, the collection of which, in the opinion of management, is doubtful. In determining the adequacy of the allowance, management bases its opinion on the estimated risk, in reliance on available information with respect to the debtor’s financial position and an evaluation of the collateral received.

Management of each of the Acquired Companies considers there to be no requirement for an allowance for trade doubtful accounts as of June 30, 2012 (unaudited) and as of December 31, 2011 and 2010.

Restricted Bank Deposits

Restricted deposits consist of bank cash deposits securing bank loans provided to the Company, and to secure bank guarantees in regards to payment of the Company’s rental expenses. These deposits are presented as non current assets.

Severance Pay

The Acquired Companies’ obligations for severance pay are calculated pursuant to Israel’s Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date and are presented on an undiscounted basis (the “Shut Down Method”) as a non current liability.

The obligation is provided for by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as a non current asset on the Acquired Companies’ balance sheets. The deposited funds may be withdrawn only upon the fulfillment of the obligation, pursuant to the Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies and includes profits (or losses) accumulated to balance sheet date

The Acquired Companies have entered into agreements with some of their employees implementing Section 14 of the Severance Pay Law and the General Approval of the Labor Minister dated June 30, 1998, issued in accordance to the said Section 14, mandating that upon termination of such employees’ employment, all the amounts accrued in their insurance policies shall be released to them. The severance pay liabilities and deposits covered by these plans are not reflected in the balance sheets as the severance pay risks have been irrevocably transferred to the severance funds and employee.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation.

Depreciation is calculated by the straight-line method over the estimated useful life of the assets at the following annual rates:

Computers and property equipment	33%
Furniture and office equipment	7-15%
Vehicles	15%

As part of the framework agreement with Cellcom, Logia Content was required to purchase certain assets in order to further its’ operations. Cellcom reimburses Logia Content for these purchases. Additionally, the contract states that upon termination of the agreement between the two parties, the aforementioned assets shall be sold to Cellcom for a nominal consideration of NIS 1. As such, Logia Content considers these assets to be owned by Cellcom, but held by Logia Content, and the assets are not recognized on Logia Content’s balance sheet.

Long-Lived Assets

The Acquired Companies apply the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Acquired Companies evaluate the recoverability of its long-lived assets if circumstances indicate impairment may have occurred. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Acquired Companies believe that as of December 31, 2011, 2010 and June 30, 2012 (unaudited), there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Acquired Companies’ financial instruments, including cash and cash equivalents, accounts receivable, restricted cash, due from related parties, accounts payable, current maturities on long-term loans, short-term loans, and due to related parties, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of loan payable approximate its fair values based on current rates of interest for instruments with similar characteristics.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Acquired Companies did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 825.

Revenue Recognition

The Acquired Companies recognize revenue in accordance with ASC 605-45, Revenue Recognition – Principal Agent Considerations, which gives indicators as to whether certain revenue streams are to be treated as gross, or whether they should be offset against the corresponding expense.

In light of ASC 605-45, expenses reimbursed, management fee and annual bonus are shown gross, and the expense is shown separately as cost of revenues in the combined statements of operations.

Share-Based Compensation

On December 31, 2008, Logia Group’s board of directors approved the 2009 Global Share Option Plan (the “Plan”).

Through to September 2009, Logia Group’s board of directors resolved to grant options to certain employees and service providers of Content, to purchase ordinary shares of Logia Group of NIS 1 par value at an exercise price of $41.07. These options will vest in four equal installments, such that 25% of the options will be vested at the end of each year from the date of grant. Any options not exercised within eight years from grant date will expire (“First Grant”).

Through to September 2010, Logia Group’s board of directors resolved to grant additional options to certain employees and service providers of Content with the same conditions as in the First Grant (“Second Grant”).

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Through to March 2011 and May 2011, Logia Group’s board of directors resolved to grant additional options to certain employees and service providers of Content, to purchase ordinary shares of Logia Group of NIS 1 par value at an exercise prices of $41.06 and $41.26 respectively. The options will vest in four equal installments, such that 25% of the options will be vested at the end of each year from the date of grant. Any options not exercised within eight years from grant date will expire (“Third Grant”).

Options that were granted expire 90 days after the termination of employment.

The provisions of FASB ASC 718 Share-Based Payment (“ASC 718”) have been applied for recording share-based compensation expense for all share-based awards.

Logia Content applies ASC 718 with respect to employees options, which requires awards classified as equity awards, to be accounted for using the grant-date fair value method. The fair value of share-based awards, as determined by the independent assessor, is estimated using the Black-Scholes valuation model and is recognized as an expense over the requisite service period, net of estimated forfeitures. Logia Group estimates forfeitures based on historical experience and anticipated future conditions.

As the options granted relate to the share capital of Logia Group, and not of Logia Content itself, the value of the options granted is recorded as additional paid-in capital in Logia Content’s balance sheet.

In consideration of the founder’s agreement to defer payments of management fees owing to them, Logia Group issued options to purchase 1,816 shares in Logia Group at 50% of the fair value of the shares of Logia Group at the date of exercise.

The fair values of the cost of the options issued, as determined by the independent assessor, have been recorded in the financial statements as financial expenses in the statement of income against Content’s liability in respect of options in Logia Group.

Concentrations and Risks

Financial instruments which potentially subject the Acquired Companies to concentration of credit risk consist principally of accounts receivable, related parties and restricted bank deposits. Most of the Logia Content’s revenues are from the agreement with Cellcom. The Acquired Companies perform ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.

Management believes that the bank with which the restricted deposits are held has a high credit rating.

Two customers accounted for 85% and 12%, respectively of the Company’s revenue for the year ended December 31, 2011 and one customer accounted for 95% of the Company’s revenue for the year ended December 31, 2010.

Foreign Currency Transaction Gains and Losses

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Historically, the Acquired Companies have not entered into any currency trading or hedging transactions, although there is no assurance that the Acquired Companies will not enter into such transactions in the future.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Income Taxes

The Acquired Companies account for income taxes under ASC 740, “Accounting for Income Taxes” (“ASC 740”). Under ASC 740, deferred tax assets or liabilities are recognized in respect of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts as well as in respect of tax loss and credit carry forwards, based on enacted statutory tax rates applicable to the periods in which such deferred taxes will be realized. The tax effect resulting from a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Acquired Companies account for uncertainty in income taxes, under ASC 740-10 which prescribe a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. ASC 740-10 also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties. The Acquired Companies follow a two-step approach to recognizing and measuring uncertain tax positions.

The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit.

The second step is to measure the tax liability as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Acquired Companies’ accounting policy is to accrue interest and penalties related to unrecognized tax liabilities as a component of income tax expenses in the statements of income.

Recent Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2011-04 which was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. This guidance is effective for the Company beginning on January 1, 2012. The adoption of this ASU is not expected to significantly impact the Companies’ financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, is not expected to significantly impact the Companies’ financial statements.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, which amends current guidance to allow a company to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. The amendment also improves previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Companies do not expect that the adoption of ASU 2011-08 will have a material impact on their financial statements.

Note 3 – Restricted Cash

Restricted cash consists of the following:

	June 30, 2012	December 31, 2011	December 31, 2010
	(Unaudited)
Deposits to guarantee repayment of bank loans	$172,467	$175,916	$244,749
Deposit to guarantee rent payments	24,565	34,555	37,592

Total restricted cash	$197,032	$210,471	$282,341

The bank that granted the loan to Logia Content has issued a lien on the deposit guaranteeing repayment of the loan.

Note 4 – Tax Advance

Under the provisions of the Income Tax Ordinance, the Acquired Companies are obligated to make payments in advance, calculated as a percentage of disallowed expenses. These advances can be offset against future income tax liabilities.

The balance sheet amount represents tax advances paid during the years 2006 through 2011. Management considers that the benefit of these advances will not be realized in the short-term, and hence these amounts are included in the balance sheet as non current assets. The balance at tax advance balance was $90,072, (unaudited), $88,743 and $84,228 as of June 30, 2012, December 31, 2011 and 2010, respectively.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 5 – Property and Equipment

Property and equipment consist of the following:

	June 30, 2012	December 31, 2011	December 31, 2010
	(Unaudited)
Computers	$20,215	$20,681	$19,503
Furniture and office equipment	14,841	15,183	16,393
Vehicles	66,463	67,900	74,181

	101,519	103,764	110,077
Less accumulated depreciation	(48,106)	(40,942)	(29,960)

Property and equipment, net	$53,413	$62,822	$80,117

Depreciation expense amounted to $8,230 and $6,484 (unaudited) for the six months ended June 30, 2012 and 2011, respectively, and $14,293 and $12,886 for the years ended December 31, 2011 and 2010, respectively.

Note 6 – Short-Term Bank Credit

Short-term bank credit consists of the following:

	June 30,	December 31,	December 31,
	2012	2011	2010
	(Unaudited)
Bank overdrafts	$318,321	$505,497	$1,063,712
Short-term loan	76,766	209,424	—
Current maturities of long-term loan	349,860	147,644	184,850

Total short term bank credit	$744,947	$862,565	$1,248,562

On August 31, 2011, Logia Content signed a loan agreement with First International Bank of Israel in an amount of NIS 1,200,000 (approximately $337,000). The loan agreement was signed in accordance with reducing the credit line of Logia Content at the same amount. The rate of interest on the loan is prime plus 4% per annum. The loan will be repaid in 12 monthly payments starting September 30, 2011.

Within the framework of the sale of the Acquired Companies, Logia Group was obligated to fully repay these loans from its’ own sources. See also note 1.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 7 – Other Current Liabilities

Other current liabilities consist of the following:

	June 30, 2012	December 31, 2011	December 31, 2010
	(Unaudited)
Employees and related institutions	$514,585	$801,705	$539,570
Provision for vacation and recreation pay	77,021	163,874	118,711
Accrued expenses	193,961	208,639	256,925
VAT authorities	158,275	203,141	50,594
Prepaid revenues	—	112,566	—

Total other current liabilities	$943,842	$1,489,925	$965,800

Note 8 – Bank Loans

Bank loans consist of the following:

	June 30, 2012	December 31, 2011	December 31, 2010
	(Unaudited)
Unlinked Shekel Loan	$349,860	$418,467	$710,646
Less: current maturities	(349,860)	(147,644)	(184,850)

Long-term bank loans	$—	$270,823	$525,796

The Israel Prime rate at June 30, 2012, December 31, 2011 and 2010 was 4% (unaudited), 4.25% and 3.75%, respectively.

On October 28, 2009, Logia Content signed a loan agreement with Bank Hapoalim in Israel in an amount of NIS 2,500,000 (approximately $665,000) repayable in 60 monthly payments starting December 1, 2009.

In order to guarantee repayment of the loan, Logia Content deposited a sum of NIS 672,000 (approximately $179,000) with Bank Hapoalim. See note 3.

On July 28, 2009, Volas signed a loan agreement with Bank Hapoalim in Israel in an amount of NIS 460,000 (approximately $122,000) repayable in 55 monthly payments starting January 28, 2010. This loan was fully repaid by June 2011.

On March 25, 2010, Volas signed a loan agreement with Bank Hapoalim in Israel in an amount of NIS 221,000 (approximately $59,000) repayable in 48 monthly payments starting May 5, 2010.

Within the framework of the sale of the Acquired Companies, Logia Group was obligated to fully repay these loans from its’ own sources. See also note 1.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

The following table provides the principal payment by year subsequent to December 31, 2011:

Year	Amount
2012	$147,644
2013	150,000
2014	120,823

$418,467

Note 9 – Loan from Logia Group

The loan from Logia Group accrues linkage and interest (approximately 3%) in accordance with the rates required by the Income Tax Ordinance in Israel. Within the framework of the sale of the Acquired Companies, the Acquired Companies were obligated to fully repay this balance. See also note 1.

Note 10 – Liabilities in Respect of Management Fees to Founder

The three founders of the Acquired Companies and Logia Group agreed to defer payment of management fees owing to them from the years 2009 and 2010. The Balance Sheet liability is calculated by discounting to present value the expected future payments.

Within the framework of the sale of the Acquired Companies, Logia Group was obligated to fully repay these balances. See also note 1.

Note 11 – Liabilities in Respect of options in Logia Group

In consideration of the founder’s agreement to defer payments of management fees owing to them as described in note 10, Logia Group issued options to purchase 1,816 shares ander in Logia Group at 50% of the fair value of the shares of Logia Group at the date of exercise.

The exercise of the options depends on the fulfillment of certain conditions specified in the agreement.

The fair value of the shares of Logia Group was calculated by an independent assessor who assessed that the fair values of the shares of the Logia Group on December 31, 2011 and 2010 were NIS 112(approximately $29) and NIS 75 (approximately $21) per share, respectively.

The fair values of the cost of the options issued have been recorded in the financial statements as expenses in the statement of income, against Logia Content’s additional paid-in capital.

Within the framework of the sale of the Acquired Companies, the liability was transferred to Logia Group.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 12 – Commitments and Contingencies

Operating Leases

Logia Content leases offices under an operating lease agreement. The lease has varying terms and renewal rights and is for a period ending December 31, 2012, with an option to extend the lease for an additional one year. Logia Content has the right to terminate the above mentioned agreement on December 31, 2012, by giving the lessor 60 days notice in advance. The monthly lease payments under the agreement as of December 31, 2011, are approximately NIS 107,000 (Approximately $28,000).

On March 18, 2012, Logia Content signed an amendment to the lease agreement according to which the lease area will be reduced from 1,469 sqm to 1,017 sqm from January 1, 2012. The projected rental payments for the year 2012, in accordance with the amendment are approximately NIS 936,000 (approximately $249,000) per year.

In order to secure the lease, Content provided the lessor with a bank guarantee, in the sum of NIS 152,000 (approximately $40,000).

The Acquired Companies have entered into several operating lease agreements in respect of private vehicles that it uses. The leases are for a period of 3 years.

Future minimum lease payments required under these operating leases as of June 30, 2012 are as follows:

Year	Amount
2012	$162,627
2013	62,948
2014	5,118

$230,693

Content Service

With regards to the agreements for Content and Volas to provide content services to Cellcom and Lancio respectively, see note 1.

Sharing arrangements

The Acquired Companies have entered into agreements with related companies, owned partially or fully by Logia Group, with regards to the sharing of certain expenses such as rent, utilities, financial and professional services, parking and computer maintenance as well as allocation of employee costs, in consideration for sums agreed between the parties. The agreements are renewed with the agreement of all parties.

Logia Content entered into an agreement with one of the related companies, with regards to receiving knowledge of the related company for consideration agreed between the parties. The agreement was in effect until Jun 30, 2012.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Logia Content entered into an agreement with Logia Group for receipt of annual management services for periods and consideration agreed between the parties. With regards to the amounts involved with these transactions, see note 15.

Within the framework of the sale of the Acquired Companies, the agreements were cancelled.

Liens

Pursuant to an agreement by and between Logia Content and TechLease dated August 2011, Logia Content issued a lien for the computer server which been leased.

Pursuant to the receipt of a bank loan, Logia Content issued a lien on the deposit guaranteeing repayment of the loan. See also note 3.

Legal Proceedings

On April 14, 2011, a claim was made against Logia Group in respect of a claim of Intellectual Property rights violation is respect of a venture called “Volume” that was launched by Logia Content. The claimant requested from the court to rule that the Intellectual Property rights belong to him, to prevent Logia Content from using this Intellectual Property, and compensation of NIS 500,000 (approximately $146,000)

The management of Logia Content, relying on the opinion of its’ legal advisors deny the claim. Furthermore, the management considers it to have sufficient insurance cover to pay any claim. As such, no provision has been made for these amounts. The hearing in the court in scheduled for November 2012.

Note 13 – Shareholders’ Deficit

Ordinary Share Capital

Common stock consists of the following:

	As of June 30, 2012 (unaudited) and December 31, 2011 and 2010
Company	Par Value (NIS)	Authorized	Issued
Logia Content	1	1,000,000	4,000
Mail-Bit	0.01	20,000,000	171,420
Volas	1	100,000	3,500

Rights attached to shares

The ordinary shares in each of the Acquired Companies confer upon their holders voting rights and the right to participate in shareholders’ meetings, the right to receive profits and the right to a share in excess assets upon liquidation of each of the Acquired Companies.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 14 – Income Taxes

Corporate tax rates in Israel were 25% (unaudited), 24% and 25% for 2012, 2011, and 2010, respectively.

In December 2011 the Israeli Government passed the Law for the Tax Burden Reform Amended Legislation) – 2011 (“the Tax Burden Reform”) which, among other things, repealed the gradual reduction in the corporate tax and capital gains rate passed in July 2009, as part of the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009, which prescribed, among other things, a gradual reduction in the rates of the Israeli corporate tax and real capital gains tax starting 2011 to the following tax rates: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%. Following the enactment of the Tax Burden Reform the corporate tax and capital gains rate for 2012 and thereafter is 25%.

The implementation of the Tax Burden Reform by the Acquired Companies did not have any net effect on any of the Acquired Companies’ 2011 results.

Deferred Taxes

As of December 31, 2011 and 2010, the Acquired Companies had tax losses available for offset against future taxable profits totaling $1,175,393 and $690,503, respectively.

The deferred tax balance as of December 31, 2011 and 2010 is as follows:

	As of December 31,
	2011	2010
Losses available for offset against future profits	$393,194	$301,300

Provision for vacation and recreation pay	40,838	29,678

Provision for severance pay, net	15,707	14,415

Valuation allowance (*)	(449,739)	(345,393)

Net deferred tax assets	$—	$—

The Company has tax advances available for offset against future tax liabilities. See note 4

(*)

No deferred taxation asset has been recognized in the Balance Sheet as the managements of each of the Acquired Companies do not consider it likely that the company will be able to utilize the losses in the foreseeable future.

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Reconciliation of the actual tax expense as reported in the statements of income (loss) to the amount computed by applying the Israeli statutory tax rate is as follows:

	December 31,	December 31,
	2011	2010
Tax provision at statutory rate	(0.24)%	(0.25)%

Foreign tax rate difference	0.02	0.10

Non-deductible expenses	0.03	0.05

Change in valuation allowance	0.19	0.10

Effective income tax (benefit) rate	—%	—%

Uncertain Tax Positions

At December 31, 2011 and 2010, the Acquired Companies had total liabilities for unrecognized tax benefits of $350,785 and 353,307, respectively, which rose primarily due to the lack of tax losses available for offset at the end of The liabilities include accruals of approximately $24,000 and $17,000 for the payment of related interest and penalties, respectively. The Acquired Companies recognize interest and penalties related to unrecognized tax benefits in the provision for uncertain tax positions.

The reconciliation of the beginning and ending amounts of recognized tax liabilities are as follows:

	June 30,	As of December 31,
	2012 (unaudited)	2011	2010
Balance at the beginning of the year	$342,886	$327,225	$304,692
Add: interest and penalties	12,794	23,560	16,959

Add: tax positions taken during period	4,607	—	31,656

	$360,287	$350,785	$353,307

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 15 – Revenue

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2012	2011	2011	2010
Content Provision Services

Management fees and bonuses	$1,919,513	$1,109,510	$1,840,718	$2,168,668

Expenses reimbursement	694,876	3,542,363	5,836,097	7,566,594

Percentage of Customer’s Revenues in respect of services provided	342,909	439,769	1,018,483	503,548

	2,957,298	5,091,642	8,695,298	10,238,810

Development services	19,564	124,482	168,041	158,618

	$2,976,862	$5,216,124	$8,863,339	$10,397,428

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 16 – Cost of Revenue

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2012	2011	2011	2010
Salaries and related expenses	$1,219,462	$2,685,879	$4,901,604	$4,906,114

Share-based compensation	518	576	1,359	2,456

Purchase of content and advertising	171,843	1,633,141	1,758,902	2,010,371

Use of knowledge	310,559	345,821	652,351	655,022

Car expenses	89,545	175,504	376,189	472,162

Overhead cost	357,468	316,432	640,727	890,011

Communication	29,244	93,660	149,769	151,201

	$2,178,638	$5,251,014	$8,480,901	$9,087,336

SUBSIDIARIES ACQUIRED FROM LOGIA GROUP LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 17 – Related Party Transactions

Related parties refer to acquired companies owned, fully or partially, by Logia Group, other than balances between the Acquired Companies.

The balances accrue linkage and interest (approximately 3%) in accordance with the rates required by the Income Tax Ordinance in Israel.

Within the framework of the sale of the Acquired Companies, Logia Group was obligated to fully recoup these balances from its’ own sources. See also note 1.

The following table summarizes transactions with related parties:

	June 30,	For the Years End December 31,
	2012	2011	2010
	(Unaudited)
Income from reimbursed expenses	$282,867	$195,812	$61,051

Incomes from reimbursed salaries, net	111,542	108,901	—

Management and consulting fees paid	—	—	1,278,689

Development and use of knowledge fees	310,559	628,272	678,349

Interest and linkage income (expenses), net	(4,141)	(76,178)	35,613

The following table summarizes balances with related parties:

	June 30	As of December 31,
	2012	2011	2010
	(Unaudited)
Represented as current assets	$—	$1,382,391	$2,456,431

Represented as current liabilities	86,233	617,065	1,360,555

Represented as non-current liabilities	—	237,402	315,674

Note 18 – Subsequent Events

As of November 20, 2012, Mandalay transferred approximately NIS 1.9 million (approximately $487,000) to the Acquired Companies in order to finance their ongoing activities and intends to continue its support in the future.